EXHIBIT 10.3

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THIS WARRANT OR OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

WARRANT NO. 1	SEPTEMBER 23, 2004

COMING HOME STUDIOS LLC

CLASS A UNIT PURCHASE WARRANT

This Class A Unit Purchase Warrant (this “Warrant”) is being issued as of September 23, 2004 in connection with that certain CHS/SRS LLC Operating Agreement dated September 23, 2004 (the “LLC Agreement”) between SRS Labs, Inc., a Delaware corporation (“SRS”) and Coming Home Studios LLC, a California limited liability company (the “Company”).  For consideration of $40,000, the Company hereby grants to SRS, or its permitted assigns or transferees (SRS and each such permitted assignee or transferee being referred to herein as a “Holder” and collectively as the “Holders”) the right to purchase, at any time after the Original Issue Date (as defined below) and from time to time on and after the date hereof until the Expiration Date (as defined below), up to 122,000 units of Class A membership interests in the Company (the “Class A Units”) at a price per Class A Unit of $9.836 (the “Exercise Price”), on the terms and subject to the conditions set forth below.

This Warrant was originally issued on September 23, 2004 (the “Original Issue Date”). This Warrant shall expire and be of no further force or effect on the later of the following dates (the “Expiration Date”):  (i) July 9, 2006; and (ii) 60 days after the Closing (as defined below).  Appropriate provisions shall be made in accordance with Section 3.2 below so that Holder shall have the right to receive a similar warrant for the remainder of such term in the event of a merger, consolidation, reorganization or similar transaction.

Article I.
Exercise Of Warrant

1.1                                 Exercise.

(a)                                  Subject to adjustment as hereinafter provided, the rights represented by this Warrant are exercisable on and after the Original Issue Date until the Expiration Date, at a price per Class A Unit issuable hereunder (hereinafter, “Warrant Units”) equal to the Exercise Price. The Exercise Price shall be payable in cash, by certified or official bank check or wire transfer as hereinafter provided.  This Warrant is fully vested as of the Original Issue Date.

(b)                                 This Warrant may be exercised in full or in part by the Holder by surrender of this Warrant, together with the form of subscription attached hereto as Annex A, duly executed by the Holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the Exercise Price of the Warrant Units to be purchased hereunder in an amount equal to such Exercise Price.  For any partial exercise hereof, the Holder shall designate in a subscription in the form of Annex A attached hereto delivered to the Company the number of Warrant Units that it wishes to purchase.  On any such partial exercise, the Company at its expense shall forthwith issue and deliver to the Holder a new warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of Class A Units represented by this Warrant which have not been purchased upon such exercise.

(c)                                  Upon surrender of this Warrant with a duly executed Notice of Exercise in the form of Annex A hereto, together with payment, if applicable, of the Exercise Price for the Warrant Units purchased, at the Company’s principal executive offices presently located at 6161 Santa Monica Boulevard, Suite 100, Los Angeles, California  90038, or at such other address as the Company shall have advised the Holder in writing (the “Designated Office”), the Holder shall be entitled to receive a certificate or certificates for the Warrant Units so purchased. The Company agrees that the Warrant Units shall be deemed to have been issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered together with the Notice of Exercise and payment, if applicable, for such Warrant Units.

Article II.
Transfer; Issuance of Certificates; Restrictive Legends

2.1                                 Transfer. Subject to compliance with the restrictions on transfer set forth in this Article II, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the Holder or its agent or attorney. Upon such surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, if any. A Warrant, if properly assigned in compliance with the provisions hereof, may be exercised by the new Holder for the purchase of Warrant Units without having a new Warrant issued. All Warrants issued upon any assignment of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits as the Warrants surrendered upon such registration of transfer or exchange.

2.2                                 Certificates. Certificates for the Warrant Units shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been exercised pursuant to Article I, and a new Warrant representing the Class A Units or fraction of a Class A Unit, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time. The issuance of certificates for Warrant Units upon the exercise of this Warrant shall be made without charge to the Holder including, without limitation, any tax that may be payable in respect thereof; provided, however, that the Company shall not be required to pay any income tax to which the Holder may be subject in connection with the issuance of this Warrant or the Warrant Units.

2.3                                 Restrictive Legends.

(a)                                  Except as otherwise provided in this Article II, each certificate for Warrant Units initially issued upon the exercise of this Warrant, and each certificate for Warrant Units issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE UNIT REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

(b)                                 Except as otherwise provided in this Article II, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THIS WARRANT OR OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

(c)                                  Notwithstanding the foregoing, the legend requirements of this Section 2.3 shall terminate as to any particular Warrant or Warrant Unit when the Company shall have received from the holder thereof an opinion of counsel in form and substance reasonably acceptable to the Company that such legend is not required in order to ensure compliance with the Securities Act and any applicable state securities laws. Whenever the restrictions imposed by this Section 2.3 shall terminate, the Holder or of Warrant Units, as the case may be, shall be entitled to receive from the Company without cost to such Holder a new Warrant or certificate for Warrant Units of like tenor, as the case may be, without such restrictive legend.

Article III.
Adjustment of Number of Warrant Units; Exercise Price; Nature of Securities Issuable Upon Exercise of Warrants

3.1                                 Exercise Price; Adjustment of Number of Warrant Units. The Exercise Price set forth in Article I hereof and the number of Class A Units purchasable hereunder shall be subject to adjustment from time to time as hereinafter provided.

3.2                                 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital of the Company, or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of the Company’s assets to another person or entity (collectively referred to as a “Transaction”) shall be effected in such a way that holders of units of any class of membership interest in the Company (“Units”) shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Units, then, as a condition of such Transaction, reasonable, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, upon exercise of this Warrant and in lieu of the Warrant Units immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such number, amount and like kind of shares of stock, securities, cash or assets as may be issued or payable pursuant to the terms of the Transaction with respect to or in exchange for the number of Units immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such shares were outstanding immediately prior to the Transaction, and in any such case appropriate provision shall be made with respect to the rights and interest of the Holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Units purchasable and receivable upon the exercise of this Warrant and the remaining term of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

3.3                                 Stock Splits, Stock Dividends and Reverse Stock Splits. In case at any time the Company shall subdivide its outstanding Units into a greater number of units, or shall declare and pay any dividend with respect to its outstanding Units that has the effect of increasing the number of outstanding Units, the Exercise Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced and the number of Warrant Units purchasable pursuant to this Warrant immediately prior to such subdivision or dividend shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding Units into a smaller number of units, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Units purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

3.4                                 Dissolution, Liquidation or Winding-Up. In case the Company shall, at any time prior to the exercise of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the exercise of this Warrant, to receive, in lieu of the Warrant Units which the Holder would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such Holder upon any such dissolution, liquidation or winding up with respect to such Warrant Units, had such Holder been the Holder of record of the Warrant Units receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution.

3.5                                 Issuance of Additional Units.

(a)                                  Next Round of Equity Financing.  If, upon the closing of the Company’s first round of equity financing following the Original Issue Date (including the issuance of convertible debt) that raises not less than $1,500,000 in new equity (the “Closing”), the pre-money valuation of the Company immediately prior to the

Closing is less than $12,000,000, the Exercise Price shall be adjusted to equal 10% of the pre-money valuation of the Company immediately prior to the Closing divided by the number of Warrant Units.

(b)                                 Other Issuances.  If at any time or from time to time after the Original Issue Date, the Company issues or sells, or is deemed by the provisions of this Section 3.5 to have issued or sold, Additional Units (as hereinafter defined), otherwise than in connection with a Transaction as provided in Section 3.2 or a dividend or split as provided in Section 3.3, for an Effective Price (as hereinafter defined) that is less than the Exercise Price, then,

(i)                           the number of Warrant Units shall be adjusted to equal the product obtained by multiplying the number of Warrant Units immediately prior to such issuance or sale by a fraction (A) the numerator of which shall be the sum of (1) the number of Unit Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale plus (2) the number of Additional Units so issued or sold (or deemed so issued and sold); and (B) the denominator of which shall be the sum of (1) the number of Unit Equivalents Outstanding immediately prior to such issue or sale of Additional Units plus (2) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Company for the total number of Additional Units so issued or sold (or deemed so issued and sold) by the Exercise Price in effect immediately prior to such issue or sale; and

(ii)                        the Exercise Price shall be adjusted by multiplying such Exercise Price in effect prior to such adjustment by a fraction (A) the numerator of which shall be the number of Warrant Units immediately prior to such issue or sale; and (B) the denominator of which shall be the number of Warrant Units immediately after such issue or sale.

(c)                                  Certain Definitions.  For the  purpose of making any adjustment required under this Section 3.5:

(i)                           “Additional Units” shall mean all Units issued by the Company, whether or not subsequently reacquired or retired by the Company, other than:  (1) Units issued in connection with the Closing; (2) Units (or options, warrants or rights therefor) issued to employees, officers or directors of, or contractors, consultants or advisers to, the Company or any subsidiary pursuant to equity purchase or option plans, equity bonuses or awards, incentive equity arrangements, warrants, contracts or other arrangements, provided that the exercise price for such options, warrants and rights are at the fair market values of such securities as determined by the Management Committee of the Company at the time of issuance and are approved by the Management Committee of the Company; and (3) Units issued upon the exercise of the outstanding options and warrants described in Section 5.4 of this Warrant.

(ii)                        The “Aggregate Consideration Received” by the Company for any issue or sale (or deemed issue or sale) of securities shall (1) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company; (2) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Management Committee; and (3) if Additional Units, Convertible Securities or Rights or Options to purchase either Additional Units or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Management Committee to be allocable to such Additional Units, Convertible Securities or Rights or Options.

(iii)                     “Unit Equivalents Outstanding” shall mean the number of Units that is equal to the sum of (1) all Units of the Company that are outstanding at the time in question, plus (2) all Units of the Company issuable upon conversion of all Convertible Securities that are outstanding at the time in question, plus (3) all Units of the Company that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Units of all such Rights or Options that are Rights or Options to purchase or acquire convertible Securities into or for Units.

(iv)                    “Convertible Securities” shall mean units or other securities convertible into or exchangeable for Units.

(v)                       The “Effective Price” of Additional Units shall mean the quotient determined by dividing the total number of Additional Units issued or sold, or deemed to have been issued or sold, by the Company under this Section 3.5, into the Aggregate Consideration Received, or deemed to have been received, by the Company under this Section 3.5, for the issue of such Additional Units;

(vi)                    “Rights or Options” shall mean warrants, options or other rights to purchase or acquire Units or Convertible Securities.

(d)                                 Deemed Issuances.  For the purpose of making any adjustment required under this Section 3.5, if the Company issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the Units issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Exercise Price then in effect, then the Company shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Units that is equal to the maximum number of Units issuable upon exercise of conversion of such Rights or Options or

Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

(i)                           if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

(ii)                        if the minimum amount of consideration payable to the Company upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

(iii)                     if the minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Exercise Price or number of Warrant Units, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of Units on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities.  If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Exercise Price or number of Warrant Units which would have been in effect had an adjustment been made on the basis that the only Units so issued were the Units, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such Units, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

3.6                                 Accountant’s Certificate.  In each case of an adjustment in the Exercise Price, number of Warrant Units or other stock, securities or property receivable upon the exercise of this Warrant, the Company shall compute, and upon the Holder’s request shall at the Company’s expense cause independent public accountants of recognized standing selected by the Company and reasonably acceptable to the Holder to certify such computation, such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (i) the number of Units of each class outstanding or deemed to be outstanding, (ii) the adjusted Exercise Price and (iii) the number of Warrant Units issuable upon exercise of this Warrant.  The Company will forthwith mail a copy of each such certificate to the Holder.  In the event that the Holder disputes such adjustment, the Holder shall be entitled to select an additional firm of independent certified public accountants of national standing and paid for by the Holder to certify such adjustment and the Company and the Holder shall use their good faith best efforts to agree on such adjustment based on the reports of the two accounting firms. In the event that the Company and the Holder are still unable to reach agreement as to such adjustment, the Company and the Holder agree to submit such determination to binding arbitration pursuant to Article XII.  Upon determination of such adjustment, the Management Committee shall forthwith make the adjustments described therein.

3.7                                 Certain Other Events.  If any change in the outstanding Units of the Company or any other event occurs as to which the other provisions of this Article III are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Management Committee of the Company shall make an adjustment in the number and class of Warrant Units, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid.  The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as the Holder would have owned has the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

Article IV.
 Registration; Exchange and Replacement of Warrant; Reservation of Units

4.1                                 The Company shall keep at the Designated Office a register in which the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

4.2                                 The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer as provided in this Article IV.

4.3                                 Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant without requiring the posting of any bond or the giving of any security.

4.4                                 The Company shall at all times reserve and keep available out of its authorized Units, solely for the purpose of issuance upon the exercise of this Warrant, such number of Units as shall be issuable upon the exercise hereof.  The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, if applicable, all Warrant Units issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

Article V.
Representations and Warranties of the Company

The Company hereby represents and warrants to each Purchaser as follows:

5.1                                 Organization; Good Standing; Qualification.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into this Warrant and to carry out the transactions contemplated in this Warrant.

5.2                                 Authorization.  The Company has taken all limited liability company action required to authorize the execution and delivery of this Warrant and the performance of its obligations hereunder including the issuance of the Warrant Units. This Agreement is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

5.3                                 Valid Issuance of Warrant Units.  When issued to and paid for by the Holder in accordance with the terms of this Warrant, the Warrant Units will be duly authorized, validly issued, fully paid and nonassessable free and clear of all liens, pledges, restrictions and encumbrances, and the issuance of the Warrant Units will not be subject to any preemptive or similar rights.  The Company shall at all times reserve and keep available, out of its authorized but unissued Units, solely for the purpose of effecting the exercise of this Warrant, the full number of Class A Units issuable upon the exercise of this Warrant.

5.4                                 Capitalization.  As of the Original Issue Date, the authorized and outstanding capitalization of the Company consists of (i) a total of 600,000 Class A Units, all of which are outstanding; (ii) a total of 400,000 units of Class B Membership (“Class B Units”), all of which are outstanding.  All of such outstanding Units are validly issued, fully paid and nonassessable, and have been issued in compliance with the applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  In addition to the foregoing, as of the Original Issuance Date, the following options and warrants are outstanding:  (i) an option to purchase a total of up to 60,000 Class A Units at an exercise price of $5.00 per Class A Unit issued to Steven Savluk; (ii) an option to purchase up to 10,000 Class B Units at an exercise price of $4.00 per Class B Unit issued to John Bendheim; and (iii) a warrant to purchase up to 28,000 Class A Units issued to SBI Advisors, LLC.  All Units issuable upon exercise of such options and warrants, upon issuance in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.  Except as set forth in this Section 5.4, there are no other outstanding options, warrants or similar agreements or rights for the purchase from the Company of any Units or any securities convertible into or ultimately exchangeable or exercisable for any Units, whether or not having anti-dilution rights.  Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the issuance and sale of the Warrant Units.

5.5                                 Defaults.  Neither the issuance and sale of the Warrant Units hereunder nor execution and delivery of this Warrant and the performance of the Company’s other obligations hereunder will (A) violate or conflict with, result in a breach of or constitute a default (or an event that, with notice or lapse of time, would constitute a default) under (i) the articles of organization or operating agreement of the Company; (ii) any decree, judgment, order or determination of any court, governmental agency or body, or any arbitrator having jurisdiction over the Company or any of the Company’s assets; (iii) any law, rule or regulation applicable to the Company; or (iv) any contract, agreement, mortgage, indebtedness, indenture, or instrument by which the Company is bound or to which any property or assets of the Company is subject, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject.

Article VI.
Amendment to Operating Agreement of the Company

Immediately following the execution of this Agreement the Company shall cause the Coming Home Studios LLC Operating Agreement dated March 21, 2003 (the “Operating Agreement”)  to be amended and restated as follows:

6.1                                 Units of Interest in the Company.  Section 3.3 of the Operating Agreement shall be deleted and replaced in its entirety as follows:

3.3  Units of Interest in the Company.  The Company shall issue 400,000 Units of Class A membership interests to Daniel E. Catullo III and 200,000 Units of Class A membership interests to Tilton Gardener (each such Unit being a “Class A Unit”).  The Company shall issue 400,000 Units of Class B membership interests to Arthur Sterling (each such Unit being a “Class B Unit”).  The Company shall not initially issue any Units of Class C Membership interests (each such Unit being a “Class C Unit”).  The term “Unit” means a Class A Unit, a Class B Unit or a Class C Unit.  Immediately upon the exercise of the warrant to purchase Class A Units issued to SRS Labs, Inc. on September 23, 2004 pursuant to a warrant agreement between SRS Labs, Inc. and the Company (the “Warrant Agreement”):  (i)  the Company shall issue that number of Class A Units to SRS Labs, Inc. determined in accordance with the terms and conditions of the Warrant Agreement, (ii) SRS Labs, Inc. shall become a Member of the Company with all attendant rights and obligations and (iii) Exhibit A hereto shall be amended to set forth the ownership interest of SRS Labs, Inc. in the Company.

6.2                                 Tag Along Rights.  New Section 7.5 shall be added to the Operating Agreement as follows:

7.5.                              Tag Along Rights.  Notwithstanding the foregoing:

(a)                                  If any holder of Units (an “Offering Unitholder”) desires to transfer all or any portion of such holder’s Units pursuant to a bona fide offer from a proposed acquiror (a “Proposed Acquiror”), it shall be a  condition precedent to such sale by such Offering Unitholder that each of the other Unit holders have the right to sell to the Proposed Acquiror, at the same price per Unit and on the same terms and conditions as the sale by such Offering Unitholder, a pro rata portion of the number of Units proposed to be sold to the Proposed Acquiror.  A Unit holder who elects to participate in a sale to a Proposed Acquiror under this section is referred to herein as a “Participating Unitholder”  The pro rata portion of Units which any Participating Unitholder shall be entitled to sell to the Proposed Acquiror shall be that number of Units as shall equal the total number of Units proposed to be sold to the Proposed Acquiror multiplied by a fraction, the numerator of which is the number of Units then owned by such Participating Unitholder, and the denominator of which is the number of Units owned by all Participating Unitholders.

(b)                                 Each Participating Unitholder who wishes to transfer units to a Proposed Acquiror shall give to each other Unitholder notice that the Offering Unitholder proposes to transfer offered Units to the Proposed Acquiror, and that the other Unitholders have the right to participate in such transfer on a pro rata basis.  Such notice shall be given at least twenty (20) days prior to the date of the proposed sale of the Proposed Acquiror.  Each Participating Unitholder wishing to participate in any transfer pursuant shall notify the Offering Unitholder in writing of such intention within fifteen (15) days after such Unit holder’s receipt of the notice described in the preceding sentence, and if such Unit holder fails to give notice within such time period, will conclusively deemed to have waived such right.

(c)                                  The Offering Unitholder and each Participating Unitholder shall sell to the Proposed Acquiror all, or at the option of the Proposed Acquiror, any part of the Units proposed to be sold by them at a price and upon the other terms and conditions not more favorable to the Proposed Acquiror than those set forth in the notice provided by the Offering Unitholder provided, however, that any purchase of less than all of such Units by the Proposed Acquiror shall be made from the Offering Unitholder and each Participating Unitholder pro rata based upon the relative number of Units that the Offering Unitholder and each Participating Unitholder is otherwise entitled to sell.

6.3                                 Bring-Along  Rights.  New Section 7.6 shall be added to the Operating Agreement as follows:

7.6                                 Bring-Along Rights.  If the holders of more than 50% of the issued and outstanding common Units of the Company (the “Selling Unitholders”) propose to sell or otherwise dispose of all of their Units to a third-party buyer in a single transactions or related series of transactions, then each Unit holder who is not a Selling Unitholder (collectively the “Minority Unitholders”) shall, at the Company’s election, (i) sell or otherwise dispose of all of its Units pursuant to the terms and conditions negotiated by the Selling Unitholders for the sale or other disposition of the Selling Unitholders’ Units; and (ii) exercise or convert any option, warrant or other security exercisable for or convertible into common Units, including, without limitation, this Warrant, and sell or otherwise dispose of the common Units resulting therefrom pursuant to the terms and conditions negotiated by the Selling Unitholders for the sale or other disposition of their Units; provided, however, that the terms and conditions (including the price per Unit and form of consideration) for such sale shall be no less favorable to each Minority Unitholder than to the Selling Unitholders.  Subject to the foregoing, each Minority Unitholder hereby agrees, at the Company’s request, (i) to execute and deliver a definitive agreement providing for the sale of his minority Units, together with any related documents, in such form as determined by the Company, and (ii) to vote all of its minority Units in favor of approval and adoption of a merger or other acquisition agreement between the Company, the Selling Unitholders and the third-party buyer, in such form as determined by the Company; provided, further, that in no event shall any Minority Unitholder be required to make any representations or warranties (other than as to title to its minority Units) or provide any indemnities (other than as to title to its minority Units) to the third-party buyer in connection with any sale or other disposition of the minority Units pursuant to this Section 5.2.  Notwithstanding anything in this Agreement to the contrary, the Minority Unitholders shall have no obligation to reimburse the Company or the Selling Unitholders for any expenses or fees incurred by the Company or the Selling Unitholders.

Article VII.
Notices

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered personally, or mailed by registered or certified mail, return receipt requested, or telecopied or telexed and confirmed in writing and delivered personally or mailed by registered or certified mail, return receipt requested:

(a)                                  If to the Holder, to the address of such Holder as shown on the books of the Company; or

(b)                                 If to the Company, to the Designated Office;

or at such other address as the Holder or the Company may hereafter have advised the other.

Article VIII.
Successors

All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors, assigns and transferees.

Article IX.
Law Governing

This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of California (not including the choice of law rules thereof) regardless of the jurisdiction of creation or domicile of the Company or its successors or of the Holder at any time hereof.

Article X.
Entire Agreement; Amendments and Waivers

This Warrant sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant may be amended, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or written waiver of the Holder, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

Article XI.
Severability; Headings.

If any term of this Warrant as applied to any person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction. The Article and Section headings in this Warrant have been inserted for purposes of convenience only and shall have no substantive effect.

Article XII.
Arbitration

In the event a dispute occurs with respect to any claim, dispute or other matter arising out of or relating to this Warrant, the parties hereto will promptly attempt to settle such dispute through consultation and negotiation in good faith and in a spirit of mutual cooperation. If agreement is reached concerning the resolution of such dispute, then such agreement shall be final, conclusive and binding on the parties hereto. If, on or before the tenth day after written notice of such dispute is given by one party to the other parties, such dispute has not been resolved by the agreement of all the parties, such dispute shall be settled by an expedited arbitration proceeding conducted in accordance with the then-current CPR Non-Administered Arbitration Rules and the Federal Rules of Evidence by a panel of three arbitrators who shall have experience relating to the dispute or matter to be resolved. Each of the Company and the Holder shall select an arbitrator, and those two arbitrators shall select a third arbitrator. The parties hereto shall provide such arbitrators with such information as may be reasonably requested in connection with the arbitration of such dispute and shall otherwise cooperate with each other and such arbitrators in good faith and with the goal of resolving such dispute as promptly as reasonably practicable. The arbitrators’ decision and award with respect to the dispute referred to shall be final and binding on the parties hereto and may be entered in any court with jurisdiction, and the parties hereto shall abide by such decision and award. The cost of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award, as applicable (including, without limitation, attorneys’ fees and costs), shall be borne by the unsuccessful party (if any) and shall be awarded as part of the arbitrators’ award; provided however, that if the arbitrators do not find one party to be unsuccessful then the cost of the arbitral proceeding shall be paid equally by the parties hereto.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

COMING HOME STUDIOS LLC

	By:	/S/ DANIEL E. CATULLO III
	Name:	Daniel E. Catullo III
	Title:	Manager

Accepted and agreed:

SRS LABS, INC.

	By:	/S/ THOMAS C.K. YUEN
	Name:	Thomas C.K. Yuen
	Title:	Chairman and Chief Executive Officer

ANNEX A

NOTICE OF EXERCISE

(TO BE EXECUTED UPON PARTIAL OR

FULL EXERCISE OF THE WITHIN WARRANT)

The undersigned hereby irrevocably elects to exercise the right to purchase                      Units of Coming Home Studios LLC covered by the within Warrant according to the conditions hereof and herewith makes payment of the Exercise Price of such Units in full in the amount of $                                  .

(Print Name)

	By:	(Signature of Registered Holder)

Dated:

ANNEX B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Units set forth below:

No. of Units	Name and Address of Assignee

and does hereby irrevocably constitute and appoint                                            attorney-in-fact to register such transfer onto the books of Coming Home Studios LLC maintained for the purpose, with full power of substitution in the premises.

(Print Name)

	By:	(Signature of Registered Holder)

Dated:

NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.